Upbound Group, Inc. Reports Second Quarter 2026 Results

PLANO, Texas--(BUSINESS WIRE)—July 30, 2026-- Upbound Group, Inc. (the "Company" or "Upbound") (NASDAQ:UPBD) today announced results for the quarter ended June 30, 2026. The earnings release, financial tables and related materials can be found on the Company's investor relations website at https://investor.upbound.com.

Today at 9 a.m. ET, Fahmi Karam, Chief Executive Officer, and Hal Khouri, Chief Financial Officer, will host a conference call to review the Company’s financial results. Interested parties can access a live webcast of the conference call via this link (Webcast Link) or through the Company's investor relations website.

Second Quarter 2026 Highlights1

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Consolidated Results All Within Guided Ranges: Consolidated revenue of approximately $1.2 billion.
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Brigit Continues Strong Momentum: Brigit revenue increased 37% year-over-year to $71 million, supported by approximately 30% growth in paying subscribers² to 1.7 million and a 6.3% increase in ARPU³ to $14.30.
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Acima Delivers Improved Portfolio Quality: Acima generated $604 million of revenue, down approximately 2.5% year-over-year, but saw lease charge-off rate⁴ improve 50 basis points year-over-year to 8.8% and EBITDA margin expanded 117 basis points to 16.2%.
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Rent-A-Center Achieves Third Consecutive Quarter of Same-Store Sales Growth: Same store sales⁵ increased approximately 160 basis points year-over-year, while achieving $466 million in revenue.
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Robust Cash Flow Generation: Net cash provided by operating activities of approximately $123 million, while increasing free cash flow to $84 million.
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2026 Outlook: Full-year consolidated revenue range narrowed to $4.70–$4.85 billion. Adjusted EBITDA⁶ range of $500–$535 million and non-GAAP diluted EPS⁶ range of $4.00–$4.35 reaffirmed. For the third quarter of 2026, the Company expects consolidated revenue of $1.05–$1.15 billion, Adjusted EBITDA⁶ of $105–$115 million, and non-GAAP diluted EPS⁶ of $0.85–$0.95.

About Upbound Group, Inc.

Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels in the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com.

(1)
The selected highlights referenced herein do not provide a complete review of the Company’s results for the quarter or updated guidance and outlook. Please refer to the Company’s full earnings release and related materials, as noted in this release, for additional information.
(2)
Brigit Paying Subscribers: Represents Brigit customers who have an active Plus or Premium account, not delinquent (not 45 days past due) on a cash advance, and made at least 1 of the last 2 subscription payments.
(3)
ARPU: Average monthly revenue per Brigit Paying Subscriber, where Brigit Paying Subscriber is defined in footnote 2 above.
(4)
Lease Charge-Offs: Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now, Home Choice, and Franchisee-owned Rent-A-Center locations. For the Acima segment, LCO’s exclude fraudulent lease-to-own contract losses.
(5)
Same Store Sales (SSS): Same store sales generally represents revenue earned in Company-owned Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer.
(6)
See “Non-GAAP Financial Measures” below for the definitions and other information regarding our non-GAAP financial measures included in this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our 2026 financial guidance, future same store sales expectations and other statements regarding our future outlook. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," “maintain,” "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology. Such forward-looking statements are based on particular assumptions that our management has made in light of its experience and its perception of expected future developments and other factors that it believes are appropriate under the circumstances, and are subject to various risks and uncertainties. Factors that could cause or contribute to material and adverse differences between actual and anticipated results include, but are not limited to, (1) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth, (2) risks described in our full second quarter 2026 earnings release and related materials, and (3) the other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026, as well as subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, we are not obligated to, and do not undertake to, publicly release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated basis, and (3) Free Cash Flow (net cash provided by operating activities less capital expenditures and customer cash advances). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities, and, for historical items, are reported as Other Gains and Charges in our Consolidated Statements of Operations. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to forecasted non-GAAP measures without unreasonable effort.

These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others.

We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names.

Upbound Investor Relations:
investor.relations@upbound.com
972-801-1103